Webb & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #6 of our report dated December 12, 2007 relating to the financial statements of Perf-Go Green Holdings, Inc. (f/k/a La Solucion, Inc.).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

/s/ Webb & Company, P.A.

Boynton Beach, Florida

February 9, 2009